UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Ford Motor Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FPO proxy

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V86351-P49191 FORD MOTOR COMPANY You invested in FORD MOTOR COMPANY and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 14, 2026. Vote Virtually at the Meeting* May 14, 2026 8:30 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/FORD2026 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 30, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2026 Virtual Annual Meeting of Shareholders Vote by May 13, 2026 11:59 PM EDT. For shares held in a Plan, vote by May 11, 2026 11:59 PM EDT. FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS P.O. BOX 6248 DEARBORN, MI 48126

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

	Voting Items	Board Recommends
1.	Election of Directors.	
1a.	Kimberly A. Casiano	For
1b.	Adriana Cisneros	For
1c.	Alexandra Ford English	For
1d.	James D. Farley, Jr.	For
1e.	Henry Ford III	For
1f.	William Clay Ford, Jr.	For
1g.	William W. Helman IV	For
1h.	Jon M. Huntsman, Jr.	For
1i.	William E. Kennard	For
1j.	John C. May	For
1k.	Beth E. Mooney	For
1l.	Lynn Radakovich	For
1m.	John L. Thornton	For
1n.	John B. Veihmeyer	For
1o.	John S. Weinberg	For
2.	Ratification of Independent Registered Public Accounting Firm.	For
3.	An Advisory Vote to Approve the Compensation of the Named Executives.	For
4.	A shareholder proposal relating to a request that the Board take steps to implement one vote per share for all outstanding shares.	Against
5.	A shareholder proposal relating to public disclosure by share class of voting results on matters subject to a shareholder vote.	Against
6.	A shareholder proposal relating to a bylaw amendment providing that the Audit Committee have oversight of diversity, equity and inclusion initiatives.	Against

NOTE: We also will transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

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V86352-P49191